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                                                                    Exhibit 10.2
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                          CORPORATE SERVICES AGREEMENT
                          ----------------------------

         THIS AGREEMENT ("Agreement") is made as of this 30th day of September, 1997 by and between Lexreit Properties, Inc., an Ohio corporation ("Company"), and Cardinal Realty Services, Inc., an Ohio corporation ("CRSI").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, Company is a real estate investment trust and is the sole general partner of Cardinal Properties L.P. (the "Operating Partnership"); and

         WHEREAS, CRSI is the sole limited partner of the Operating Partnership; and

         WHEREAS, the Operating Partnership currently holds limited partner's interests in approximately 62 limited partnerships and member's interests in 2 limited liability companies (with Company holding member's interests in 2 limited liability companies) (collectively, the "Partnerships"), each of which owns and will continue to own an apartment community (collectively, the "Properties"); and

         WHEREAS, the Operating Partnership may acquire interests in additional real properties subsequent to the date of this Agreement; and

         WHEREAS, CRSI and its wholly-owned subsidiaries have the capabilities and facilities to render the corporate services herein described and are engaged in the business of providing administrative and real estate services for real property owners including, without limitation, services relating to regulatory compliance, insurance procurement and administration, information systems, banking relations and cash management, accounting, financial reporting and other financial services and assorted shareholder services; and

         WHEREAS, Company desires to employ CRSI to perform such services;

         NOW, THEREFORE, in consideration of the promises, mutual representations, warranties, covenants and agreements contained herein, the parties agree as follows:

         1. APPOINTMENT OF CRSI. Company hereby engages CRSI as its sole and exclusive corporate services provider to perform the tasks enumerated in this Agreement for the compensation and subject to the provisions set forth herein.

         2. DUTIES OF CRSI. Subject to the provisions hereof, CRSI will have the duty and authority to expeditiously and within reasonable time periods perform the following acts and provide the following services to Company:



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                  (a) ACCOUNTING AND FINANCIAL REPORTING SERVICES. CRSI will maintain at its principal offices such books and records documenting the operations and financial condition of Company as are customarily maintained by similarly situated Ohio corporations. CRSI will make such books and records available for inspection by Company's Board of Directors (the "Board") and by counsel, auditors and authorized agents of Company, at any time or from time to time during normal business hours. CRSI shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to nonaffiliated persons except with the prior consent of the Board. In addition, CRSI will maintain appropriate systems and internal controls in connection with preparing Company's accounting records and will provide tax planning and evaluation services for Company, including the preparation and filing of Company's tax returns.

                  (b) BANKING RELATIONS AND CASH MANAGEMENT SERVICES. CRSI will provide banking and cash management services to Company including reconciling Company's checking accounts and balance sheets. CRSI shall establish and maintain one or more bank accounts (collectively, "Bank Accounts") in the name of Company and may collect and deposit into any such Bank Accounts, and disburse from any such Bank Accounts, any money on behalf of Company, under such terms and conditions as the Board may approve. Such monies shall not be commingled with CRSI's own funds. Monies shall not be withdrawn from any such Bank Accounts to the order or benefit of CRSI, except as otherwise provided in this Agreement or as may otherwise be approved by the Board. Upon request, CRSI shall render appropriate statements with respect to such Bank Accounts to the Board and to the auditors of Company. CRSI will act on behalf of Company in disbursing and collecting funds of Company, in paying the debts and fulfilling the obligations of Company and in handling, prosecuting, and settling any claims of or against Company, provided that any fees and costs payable to independent persons incurred by CRSI in connection with the foregoing shall be the responsibility of Company. CRSI will, if and when applicable, negotiate on behalf of Company with banks or other lenders for loans to be made to, or refinanced with, Company with the Board's approval, and negotiate on behalf of Company with investment banking firms and broker-dealers or negotiate private or public sales of the securities of Company subject to such guidelines as the Board shall from time to time choose to establish but in no event in such a way so that CRSI shall be acting as broker-dealer or underwriter.

                  (c) EMPLOYEE PAYROLL PROCESSING SERVICES. CRSI will provide, or, when and if applicable, hire, employees to manage the day-to-day affairs of Company. When and if applicable, CRSI will generate and administrate Company's employee payroll including, without limitation, maintaining an employee database, creating, distributing and reviewing employee time sheets, entering and processing data, creating and distributing employee payroll checks, preparing and distributing payroll-



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         related reports, providing audit support, when necessary, and complying with local, state and federal tax authorities and regulatory organizations.

                  (d) EMPLOYEE W-2 PREPARATION AND DISTRIBUTION. When and if applicable, CRSI will, on an annual basis, prepare and distribute W-2 forms for Company employees.

                  (e) INFORMATION SYSTEMS. CRSI will procure and maintain such information systems for Company as necessary for the day-to-day management of Company affairs, including, without limitation, maintaining appropriate systems and internal controls.

                  (f) REGULATORY COMPLIANCE. CRSI will communicate on behalf of Company with shareholders and other persons, and prepare and file all statements (including registration statements) and reports (including those statements and reports required pursuant to the Securities and Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended), as required to satisfy the continuous reporting and other requirements of applicable laws and of any governmental bodies or agencies, including to maintain effective relations with the shareholders and otherwise to provide investor services and, when and if applicable, to administer and manage the issuance and/or registration of any shares or other securities of Company. In addition, CRSI will obtain on behalf of Company all appropriate federal, state or local licenses and will monitor and maintain compliance of Company with all appropriate federal, state and local laws, rules and regulations.

                  (g) SHAREHOLDER AND INVESTMENT SERVICES. CRSI will assist the Company with respect to, and execute pursuant to the Board's instructions (where applicable) and administer, all of the obligations of Company to its shareholders, including, without limitation, payment of dividends. CRSI will, from time to time, provide recommendations to the Board with respect to various matters, including, but not limited to, capital expenditures, acquisitions and other strategies. In order to facilitate the investment of the funds of Company and enable it to avail itself of investment opportunities as they arise, under and in accordance with such limitations and guidelines as the Board shall from time to time choose to establish, CRSI shall have the power and authority to make and dispose of such investments (including disposing of interests in the Partnerships or Properties and acquiring of interests in additional partnerships or properties) and to make and terminate commitments for such investments, on behalf of and in the name of Company, without further or express authority from the Board; provided, however, that the Board shall have the power to revoke, suspend, modify, or limit the aforementioned power and authority at any time or from time to time, but not retroactively. CRSI shall use its best efforts to assure that the policies from time to time specified by the Board with regard to the protection of Company's investments are carried out.


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                  (h) INSURANCE PROCUREMENT AND ADMINISTRATION. CRSI and Company
         will work together to obtain insurance for Company and to negotiate insurance premiums for Company, including the procurement of insurance for Company's directors. CRSI will maintain and administer all insurance policies of Company, including, without limitation, filing all insurance applications and filing and collecting proceeds of, any claims thereunder. Copies of all such insurance policies shall be furnished to CRSI, Company and, upon request, the Board.

                  (i) MISCELLANEOUS SUPPLIES AND FACILITY CHARGES. CRSI will provide to Company certain miscellaneous supplies and services, including, without limitation, services and supplies relating to the maintenance of Company's operating facilities. Such miscellaneous supplies and facility charges will be paid to CRSI by Company as such charges are incurred.

         3. COMPANY'S OBLIGATIONS. In connection with the employment of CRSI, Company hereby agrees that it will perform or comply with the following:

                  (a) TRANSMITTAL OF FINANCIAL INFORMATION. Company will fully and accurately complete, transmit and make available to CRSI all reports and other documentation required by CRSI to fulfill its obligations in accordance with the terms of this Agreement;

                  (b) LEGAL, ACCOUNTING AND OTHER THIRD PARTY OBLIGATIONS. Company will be responsible for payment of all legal, accounting and other matters requiring the engagement of third parties by CRSI pertaining to the Partnerships or the Properties of Company other than those matters which solely affect or involve CRSI or its duties and obligations pursuant to this Agreement. Company will promptly notify CRSI of all legal matters of which Company becomes aware regardless of materiality. Company will be responsible for paying for its fees and costs payable to third parties for legal, accounting and other third party services directly to the party which is engaged (whether by Company or by CRSI on Company's behalf) to perform such services.

         4. COMPENSATION. In consideration for providing the services as described above, CRSI will be paid on an annual basis $350,000, payable in equal monthly installments prior to the first day of each month. In addition, Company will pay CRSI the supplies and facilities charges as set forth in Section 2(i) above. CRSI will have no liability for payment of any fees, charges or other sums that may become due and payable to any third parties, whether pursuant to any contracts or agreements between CRSI (as agent or on behalf of Company) and such third parties, or otherwise.

         5. SPECIAL SERVICES. Company will pay for any special services that it may request and that are not provided by CRSI under the terms of this Agreement. Payment for such services will be


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at the normal price and terms pursuant to which CRSI provides such services, or, if CRSI does not normally provide such services, at such price and terms as Company and CRSI mutually agree upon.

         6. TERM. Unless terminated earlier pursuant to Section 8 of this Agreement, the term of this Agreement will continue for a period of three (3) years from the date hereof and will renew automatically for sequential one (1) year periods unless Company or CRSI, or both, provides written notice to the other, six (6) months prior to the expiration of the then current term, of its desire to terminate this Agreement.

         7. CRSI'S RESPONSIBILITY AND INDEMNIFICATION. CRSI's duties are only such as are specifically provided for in this Agreement, and CRSI will incur no liability whatsoever to Company or any other party, except for CRSI's gross negligence or willful misconduct. CRSI may consult with counsel and will be fully protected in any action taken in good faith in accordance with such advice. CRSI will be fully protected in acting in accordance with any written instructions given to CRSI hereunder and believed by it to have been executed by the proper parties.

         Company agrees to indemnify, defend upon request and hold CRSI and all of its subsidiaries, affiliates, stockholders, directors, officers, employees, agents, attorneys, consultants, independent contractors, designees, successors and assignees, and each of such persons' spouses, family members and representatives (the "Indemnified Parties"), harmless from and against, and to reimburse the Indemnified Parties for, any losses and expenses which the Indemnified Parties may suffer, sustain or incur and which arise out of or relate to (a) any act or failure to act of Company, any employee of Company or any person controlled by Company or under contract with Company; (b) any breach of this Agreement; or (c) any act or failure to act of CRSI taken in performance of or arising out of its obligations pursuant to this Agreement, unless such act or failure to act constitutes gross negligence or willful misconduct of CRSI.

         Upon request of CRSI, Company will immediately undertake the defense of any legal action against or involving the Indemnified Parties, and will retain reputable, competent and experienced counsel to represent the interests of the Indemnified Parties approved by CRSI, which approval will not be unreasonably withheld. Company will not settle any legal action without the specific prior written consent of each Indemnified Party named in the action and CRSI, which consent may not be unreasonably withheld. The Indemnified Parties or any of them will have the right to retain separate counsel and to participate in the defense, compromise or settlement of the action at the expense of the respective Indemnified Parties.

         8. DEFAULT. In the event that CRSI or its successors or assigns repeatedly, substantially and materially fails to meet the standards and specifications hereinabove provided with respect to the services to be rendered under this Agreement, or engages in gross negligence, fraud or willful misconduct in the performance of its duties, Company will be released to secure such services from other parties provided that as long as CRSI continues to provide services under this Agreement, it will be paid for such services in accordance with Section 4 herein. No default will be deemed to occur, however, until Company has served written notice upon CRSI describing in reasonable detail


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the events or occurrences giving rise to such claim of default and CRSI has failed within thirty (30) days after receipt of such notice to cure or remedy any such claim of default.

         The foregoing provisions notwithstanding, Company will not have the right to consider this Agreement breached if delays and interruptions in the performance of the required services are the result of causes beyond the control of CRSI or acts of God, provided that CRSI is using its reasonable best efforts, in the case of causes beyond its control, to provide alternative sources of services where needed.

         In the event that Company fails to perform any term or condition of this Agreement, and fails within ten (10) days of receipt of notice from CRSI to cure such failure, CRSI may terminate this Agreement upon written notice to Company.

         9. NOTICES AND REQUESTS. Any notice, request or demand required may be delivered by either party to the other in person or by registered or certified mail to the following respective addresses and shall be deemed delivered upon receipt:

         If to Company:

                  Lexreit Properties, Inc.
                  The Huntington Center
                  41 South High Street, 24th Floor
                  Columbus, Ohio  43215
                  Attention: Treasurer

         If to CRSI:

                  Cardinal Realty Services, Inc.
                  6954 Americana Parkway
                  Reynoldsburg, Ohio 43068
                  Attention: Secretary

       10.  MISCELLANEOUS.

                  (a) Should any term or provision hereof be deemed invalid, void or unenforceable, the remainder of this Agreement will nonetheless remain in full force and effect.

                  (b) The terms and conditions of this Agreement are governed by and construed in accordance with the substantive laws of the State of Ohio and will bind and benefit the respective parties hereto and their successors and assigns.


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                  (c) This Agreement contains the complete understanding of the parties with respect to Company's employment of CRSI to render the services described herein and any other representations, inducements, promises, agreements, arrangements or undertakings, whether oral or written, express or implied, will have no force or effect.

                  (d) This Agreement may only be assigned with the prior written consent of the other party to this Agreement.

                  (e) Any change, modification or discharge of the terms herein will be valid only if in writing and executed by Company and CRSI.

         IN WITNESS WHEREOF, Company and CRSI have set their hands and seals to this Agreement as of the day and year first above written.

                                       LEXREIT PROPERTIES, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       CARDINAL REALTY SERVICES, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



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